Exhibit 20.1

1.	“THAT the signing of a joint venture contract dated 27 March 2003 (the “Joint Venture Contract”) and entered into between Shenyang JinBei Automotive Industry Holdings Company Limited (“SJAI”), a 81% indirect owned subsidiary of the Company and BMW Holding BV (“BMW”), a wholly owned subsidiary of BMW AG and an independent third party not connected with the directors, chief executives and substantial shareholders of the Company and its subsidiaries and their respective associates relating to the establishment of BMW Brilliance Automotive Ltd., a sino-foreign equity joint venture to be owned as to 50% by each of SJAI and BMW (the “Joint Venture”), be and is hereby confirmed, ratified and approved; and that any two directors of the company be and are hereby authorized to finalise and execute such other documents on behalf of the Company and take all such action as they may consider necessary or desirable for the purpose of giving effect to the Joint Venture Contract and the establishment of the Joint Venture”.

2.	“THAT” the provision of a guarantee (the “JV Guarantee”) by the Company to BMW (as such term is defined in resolution number 1 as set out in this notice of special general meeting) guaranteeing the performance of the obligations of SJAI (as such term is defined in resolution number 1 as set out in this notice of special general meeting) under the Joint Venture (as such term is defined in resolution number 1 as set out in this notice of special general meeting) be and is hereby approved and that any two directors of the Company be and are hereby authorized to make and agree to all such amendments as they may consider necessary and to take such actions as are necessary to finalise the terms of the JV Guarantee and to execute the same for and on behalf of the Company and to give effect to the JV Guarantee”.

3.	“THAT the acquisition by Shenyang Xinjinbei Investment and Development Co., Ltd., a 90% owned subsidiary of the Company, of a 9% interests in the registered capital of SJAI (as such term is defined in resolution number 1 as set out in this notice of special general meeting) from Shenyang JinBei Automobile Industry Company Limited for a consideration of RMB 135,000,000 (the “Acquisition”) be and is hereby confirmed, ratified and approved and that any two directors of the company be and are hereby authorized to take such actions as are necessary to effect the Acquisition”.

DETACH PROXY CARD HERE

☐	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

	FOR	AGAINST

1.	☐	☐

2.	☐	☐

3.	☐	☐

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

Instructions to The Bank of New York, as Depositary
(Must be received prior to the close of business on May 21, 2003 @ 12:00 p.m.)

The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Brilliance China Automotive Holdings Limited registered in the name of the undersigned on the books of the Depositary as of the close of business May 9, 2003 at the Special General Meeting of the Shareholders of Brilliance China Automotive Holdings Limited to be held on May 26 2003 in Hong Kong.

NOTE:

1.	Please direct the Depositary how it is to vote by marking X in the appropriate box opposite the resolution. It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, then a discretionary proxy will be given to a person designated by the Company.
2.	It is understood that, if this form is not signed and returned, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company.

BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED P.O. BOX 11407 NEW YORK, N.Y. 10203-0407

To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐

     Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

DETACH PROXY CARD HERE

☐	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

		FOR	AGAINST				FOR	AGAINST

1.	To receive, consider and, if so approved, adopt the audited consolidated accounts and the reports of directors and auditors of the Company for the year ended 31st December, 2002;	☐	☐	5.	(A)	To grant an unconditional mandate to the Board to issue and allot additional shares not exceeding 20 percent of the issued share capital of the Company;	☐	☐

2.	To consider and approve a final dividend for the year ended 31st December, 2002 in the amount of HK$0.01 per share;	☐	☐		(B)	To grant an unconditional mandate to the Board to repurchase the Company’s percent of the issued share capital of the Company;	☐	☐

3.	To authorise the board of directors (the “Board”) to appoint auditors and fix their remuneration;	☐	☐		(C)	To extend the mandate granted under resolution No. 5(A) by including the number of shares repurchased by the Company pursuant to resolution No. 5(B)	☐	☐
4.	To consider and to approve any other business;	☐	☐

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

Instructions to The Bank of New York, as Depositary (Must be received prior to the close of business on June 17, 2003)

The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Brilliance China Automotive Holdings Limited registered in the name of the undersigned on the books of the Depositary as of the close of business May 21, 2003 at the Annual General Meeting of the Shareholders of Brilliance China Automotive Holdings Limited to be held on June 27, 2003 in Hong Kong.

NOTE:

1.	Please direct the Depositary how it is to vote by marking X in the appropriate box opposite the resolution. It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, then a discretionary proxy will be given to a person designated by the Company.

2.	It is understood that, if this form is not signed and returned, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company.

BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED P.O. BOX 11407 NEW YORK, N.Y. 10203-0407

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

     Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.